EXHIBIT  (d)(4)

                         THE WRIGHT MANAGED EQUITY TRUST

                                    AMENDMENT
                             dated December 20, 2002
                                       to

                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT
                             dated February 1, 1998

         Pursuant to section 7 of the Amended and Restated Administration Agreement between The Wright Managed Equity Trust and Eaton Vance Management (the "Administrator") dated February 1, 1998 (the "Agreement"), the Agreement is hereby amended by the inclusion of a revised Schedule B setting forth a new schedule of compensation of the Administrator to become effective as indicated in Schedule B.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first written above.

THE WRIGHT MANAGED EQUITY TRUST             EATON VANCE MANAGEMENT



By:  s/Peter M. Donovan                     By: s/ Jeffrey P. Beale
     ------------------                        ---------------------
        President                                  Vice President
                                                   and not individually



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                         THE WRIGHT MANAGED EQUITY TRUST

                                   SCHEDULE B


                                                                  FEE STRUCTURE

                                                              FUND                             CLASS
                                                     Under             Over            Under            Over
                                                 $100 Million      $100 Million    $100 Million     $100 Million
                                                 ------------      ------------    ------------     ------------


Effective December 20, 2002

Wright Selected Blue Chip Equities Fund               0.10%            0.06%
      Standard Shares                                                                 0.02%            0.01%
Wright International Blue Chip Equities Fund          0.15%            0.06%
      Standard Shares                                                                 0.02%            0.01%
      Institutional Shares                                                            0.02%            0.01%
Wright Major Blue Chip Equities Fund                  0.10%            0.06%
      Standard Shares                                                                 0.02%            0.01%



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